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         SECURITIES AND EXCHANGE COMMISSION
         Washington, D.C.   20549

         FORM 8-K

         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              September 4, 1997

         POWERTEL USA, INC.
         (Exact name of registrant as specified in its charter)

         Delaware                  0-14873                  84-0897771
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(State or other jurisdiction       (Commission              (I.R.S. Employer
 of incorporation)                  File Number)             Identification No.)


         321 W. Lake Lansing Road, Asher Court, Suite 100, E. Lansing, MI 48823
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(Address of principal executive offices -- Zip Code)

Registrant's telephone number, including area code (517) 333-5277

          1000 Bible Way, Suite 40, Reno, NV 89502
(Former name or former address, if changed since last report)



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POWERTEL, USA, INC.

INDEX

Item Number and Caption Page Number
------------------

Item 5.           Other Matters.

Item 2.           Other Matters


         On February 13, 1997, an involuntary petition for reorganization was filed pursuant to Section 1107 of the United States Bankruptcy Code by multiple creditors of PowerTel. An interim Trustee was appointed. Thereafter, PowerTel resumed operations functioning as Debtor- In-Possession pursuant to Section 1107 of the United States Bankruptcy Code.

         On April 23, 1998, PowerTel filed with the United States Bankruptcy Court for the District of Nevada, a proposed Disclosure Statement. A hearing is scheduled on May 21, 1998, for the purpose of reviewing the Disclosure Statement and determining whether the Disclosure Statement complies with the provisions of
Section 1125 of the United States Bankruptcy Code.

         At this time, the Company believes that the Court, on May 21, 1998, will approve the proposed Disclosure Statement as containing the requisite information required by Section 1125 of the United States Bankruptcy Code. If this is the situation, the Company will promptly thereafter distribute the Disclosure Statement, together with the proposed Plan, to creditors and shareholders. Thereafter, the Company will solicit votes for the purpose of securing acceptance of its proposed Plan of Reorganization.

         Certain shareholders will be entitled to vote with respect to acceptance or rejection of the Company's proposed Plan of Reorganization. The Company has proposed that shareholders of record holding Class A Common Stock as of the date on which the United States Bankruptcy Court approves the Disclosure Statement would be eligible to vote for acceptance or rejection of the Plan. It is anticipated that the Court will approve the Disclosure Statement on May 21, 1998. Accordingly, only shareholders of record owning Class A Common Stock on May 21, 1998 will be entitled to vote.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     POWERTEL USA, INC.



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Date:         May 5, 1998                           /s/ Michael R. Kassouff
      -----------------------------            --------------------------------
                                               Michael R. Kassouff, Director



Date:         May 5, 1998                           /s/ Richard A. Cascarilla
      -----------------------------            --------------------------------
                                               Richard A. Cascarilla, Director


Date:         May 5, 1998                           /s/ H. Lawrence Herth
      -----------------------------            --------------------------------
                                               H. Lawrence Herth, Director



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